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METLIFE ANNOUNCES FINAL EXCHANGE RATIO OF 1.2663
FOR SPLIT-OFF OF REINSURANCE GROUP OF AMERICA, INCORPORATED
NEW YORK, September 11, 2008 – MetLife, Inc. (NYSE: MET) announced today the final exchange ratio in connection with its previously announced offer to its stockholders to exchange all or some of their shares of MetLife common stock for 29,243,539 shares of class B common stock of Reinsurance Group of America, Incorporated (NYSE: RGA.B). The exchange offer is being made in connection with the companies’ June 2, 2008 announcement of MetLife’s intent to split-off substantially all of its 52% interest in RGA.
For each share of MetLife common stock that is validly tendered and delivered pursuant to the exchange offer and accepted by MetLife, MetLife will deliver 1.2663 shares of RGA class B common stock to or at the direction of each tendering holder. The final calculated per-share value of MetLife common stock and RGA common stock used to calculate the exchange ratio for the exchange offer were $57.06063 and $50.06803, respectively.
The exchange offer will expire at the end of today, September 11, 2008, at 12:00 midnight (ET). Because the exchange offer is subject to proration if the offer is oversubscribed, the number of shares that MetLife accepts in the exchange offer may be less than the number of shares tendered.
The terms and conditions of the exchange offer are more fully described in an exchange offer prospectus previously filed by RGA and a Schedule TO, as amended, previously filed by MetLife with the U.S. Securities and Exchange Commission. MetLife stockholders who tender their shares by means of a notice of guaranteed delivery before expiration of the exchange offer must deliver the related shares to the exchange agent, BNY Mellon Shareowner Services, by Tuesday, September 16, 2008.

Additional Information and Where to Find It
In connection with the exchange offer, RGA has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (No. 333-152828), as amended, that includes an exchange offer prospectus dated August 11, 2008, and MetLife has filed with the SEC a tender offer statement on Schedule TO, as amended, that includes such exchange offer prospectus and related transmittal materials. The exchange offer prospectus and transmittal materials contain important information about the exchange offer and related matters, and were mailed to MetLife’s stockholders. This document is not an offer to sell the securities referenced in the exchange offer prospectus and it is not soliciting an offer to buy the securities referenced in the exchange offer prospectus in any state where the offer is not permitted. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.
Investors and security holders are urged to read the exchange offer prospectus and any other related documents filed with the SEC, when they become available and before making any investment decision. None of MetLife, RGA or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer. You will be able to obtain a free copy of the exchange offer prospectus and other related documents filed with the SEC by MetLife and RGA at the SEC’s web site at www.sec.gov. Those documents may also be obtained from D.F. King & Co., Inc., which has been retained by MetLife as the information agent for the exchange offer. To obtain copies of the exchange offer prospectus and related documents, or if you have questions about the terms of the exchange offer or how to participate, you may contact the information agent at (212) 269-5550 (banks and brokers only) (collect) or (800) 825-0898 (toll free).
About MetLife
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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